EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Conspiracy Entertainment Holdings, Inc. (the "Company") on Form 10-QSB/A for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sirus Ahmadi, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to Conspiracy Entertainment Holdings, Inc. and will be retained by Conspiracy Entertainment Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 3, 2005               /s/ Sirus Ahmadi
                                    --------------------------------------------
                                    Name: Sirus Ahmadi
                                    Title: President and Chief Executive Officer